SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                                FORM 8-K

           Current Report Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported)   November 20, 1995
                                                      -----------------

           PS Partners V, Ltd., a California Limited Partnership
           -----------------------------------------------------
         (Exact name of registrant as specified in its charter)

      California                   0-14476          95-3950440
      ----------                   -------          ----------
    (State or other juris-       (Commission       (IRS Employer
    diction of incorporation)    File Number)   Identification No.)

    600 North Brand Boulevard, Glendale, California      91203-1241
    -----------------------------------------------      ----------
    (Address of principal executive office)            (Zip Code)

   Registrant's telephone number, including area code    (818) 244-8080
                                                         --------------

                                N/A
                               -----
     (Former name or former address, if changed since last report)


   Item 1.   Changes in Control of Registrant.
             --------------------------------

         As a result of various purchases of limited partnership units ("Units") in PS Partners V, Ltd., a California Limited Partnership (the "Partnership") by Public Storage, Inc. ("PSI"), a California corporation (formerly known as Storage Equities, Inc.) which is a general partner of the Partnership, as of November 20, 1995 PSI owned an aggregate of 75,016 Units, representing approximately 50.7% of the outstanding Units, which included 35,106 Units purchased in cash tender offers in June and July of 1994 and 10,638 Units purchased from a Unitholder on November 20, 1995. The 75,016 Units were acquired by PSI for an aggregate purchase price (including fees) of 779,186 shares of common stock of PSI and approximately $13,533,723 in cash, with funds obtained from PSI's working capital or borrowed under PSI's $125,000,000 credit facility with a bank group led by Wells Fargo Bank, National Association, as agent and manager.

         PSI, which currently beneficially owns approximately 50.7% of the outstanding Units, is in a position to control all voting decisions with respect to the Partnership, such as the timing of the liquidation of the Partnership, a sale of all of the Partnership's properties, a merger or other extraordinary transaction. This voting power could (i) prevent other Unitholders from taking action they desired but that PSI opposed and (ii) enable PSI to take action desired by PSI but opposed by other Unitholders.


                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   December 4, 19953                      PS Partners V, Ltd.,
                                          a California Limited Partnership

                                          By: Public Storage, Inc.
                                              General Partner


                                              By: /S/ DAVID GOLDBERG
                                                  ----------------------
                                                  David Goldberg
                                                  Senior Vice President